AXA EQUITABLE HOLDINGS REPORTS THIRD QUARTER 2018 RESULTS
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Third quarter Net Loss of $(496) million; Net Loss per diluted share of $(0.89)
Non-GAAP Operating Earnings1 of $693 million; Non-GAAP Operating Earnings per diluted share of $1.23
Returned $130 million to shareholders during the third quarter
Authorized additional $300 million to our share repurchase program
Completed annual actuarial assumption updates
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New York, NY, November 12, 2018 - AXA Equitable Holdings, Inc. (“AXA Equitable Holdings”, or the “Company”) (NYSE: EQH) today announced financial results for the third quarter of 2018, ending September 30, 2018.
“We are pleased with another quarter of strong performance and Non-GAAP operating earnings growth” said Mark Pearson, President and CEO of AXA Equitable Holdings. “All of our businesses delivered double-digit operating earnings growth, reflecting the resilience of our business and its ability to generate profitable results and return cash across market cycles. Our strong operating results were supported by solid new business development and growth in assets under management.”
Mr. Pearson continued, “During the quarter, the company returned $130 million to shareholders, including our first quarterly dividend. In addition, our Board of Directors has authorized increasing our share repurchase program by an additional $300 million. We are executing on our long-term strategic priorities, and we believe the strength of our business model, product offerings and balance sheet will enable us to continue to deliver value to our clients and shareholders.”

Consolidated Results
(in millions, except per share amounts or unless otherwise noted)	3Q18	3Q17
Total Assets Under Management (“AUM”, in billions)	$668	$651
Net income (loss) attributable to Holdings	(496)	10
Net income (loss) per diluted share	$(0.89)	$0.02
Non-GAAP Operating Earnings (loss)	693	400
Non-GAAP Operating Earnings (loss) per diluted share (“EPS”)	$1.23	$0.71
Total AUM was $668 billion, up 3% from September 30, 2017.
Net loss in the third quarter of 2018 was $(496) million, a decrease of $506 million compared to the third quarter of 2017. This result was primarily driven by noneconomic derivative impacts under GAAP accounting for our hedging program, as well as by a $(131) million impact from our annual actuarial assumptions update.
Non-GAAP Operating Earnings in the third quarter of 2018 increased to $693 million from $400 million in the third quarter of 2017 and includes a $169 million impact from our annual actuarial assumptions update.
As of September 30, 2018, Book value per share, including accumulated other comprehensive income (“AOCI”), was $22.15. Book value per share, excluding AOCI, was $25.00 per share.

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1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

Third Quarter 2018 Highlights

•	Business segments highlights:

◦	Continued sales momentum in Individual Retirement, with first year premiums of $1.9 billion, up 18% compared to the third quarter of 2017.

◦	Group Retirement operating earnings increased to $134 million.

◦	Strong results in Investment Management and Research, as adjusted operating margin[2] increased 470 basis points from the third quarter of 2017 to 29.7%.

◦	Protection Solutions exited loss recognition as operating earnings grew to $137 million.

•	Third quarter results reflect the outcome of the Company’s first comprehensive annual actuarial assumption updates as a U.S. listed company, including:

◦	An unfavorable impact to net income and a favorable impact to Non-GAAP Operating Earnings.

◦	A favorable impact to statutory capitalization.

•	Commenced execution of capital management program during the third quarter, specifically:

◦
Paid inaugural quarterly cash dividend of $0.13 per share on August 30, 2018, resulting in $73 million returned to shareholders in the form of dividends, and repurchased $57 million of shares on the open market as part of the initial $500 million share repurchase authorization.

◦	The Board of Directors has also authorized increasing our share repurchase program by an additional $300 million to a total of $800 million[3].

◦	Capital flexibility remains strong, with $1.3 billion of cash upstreamed from our operating subsidiaries through the third quarter of 2018.

•	Capital position in-line with target CTE98 for variable annuities plus risk-based capital (“RBC”) ratio of 350-400% for non-variable annuity insurance liabilities.

•	Continued to successfully execute on strategic priorities in the quarter:

◦	Completed c. 20% of our 2020 productivity projects, and we remain on track to deliver $75 million pre-tax productivity gains by 2020.

◦	Completed over 50% of the Company’s general account optimization initiative and achieved $62 million towards the $160 million growth in pre-tax net investment income goal by 2020.

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2 Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used herein.
3 Means of share purchases may include open market transactions, privately negotiated transactions (including share repurchases from AXA S.A.), forward, derivative, accelerated repurchase, or automatic share repurchase transactions, or tender offers. The $800 million share repurchase authorization expires on March 31, 2019 (unless extended), and does not obligate the company to purchase any shares. The authorization for the share repurchase program may be terminated, increased or decreased by the board of directors at any time.

Business Segment Results
Individual Retirement

(in millions, unless otherwise noted)	3Q18	3Q17
Account value (in billions)	$105.7	$100.9
Segment net flows	(258)	(144)
Operating earnings (loss)	434	326

•	Account value increased 5% primarily due to market appreciation over the last twelve months.

•
Net flows of $(258) million decreased versus the third quarter 2017 as $749 million of net inflows on newer, less capital-intensive products were more than offset by anticipated outflows from the fixed rate living benefits block.

•
Operating earnings increased 33% due to higher fees and net investment income, reflecting growth in separate account and general account assets. Included in these results are favorable impacts of $48 million for the third quarter of 2018 and $19 million for the third quarter of 2017 related to the actuarial assumption updates.

Group Retirement

(in millions, unless otherwise noted)	3Q18	3Q17
Account value (in billions)	$35.6	$32.9
Segment net flows	(100)	(4)
Operating earnings (loss)	134	85

•	Account value increased by 8% due to market growth and net inflows over the last twelve months.

•	Net outflows of $(100) million increased from the prior year quarter and reflected higher surrenders and lower renewals associated with flow seasonality in the 403(b) market during the third quarter.

•
Operating earnings increased to $134 million due to higher fee income on increased account values and stable expenses. Included in these results are favorable impacts of $35 million for the third quarter of 2018 and $1 million for the third quarter of 2017 related to the actuarial assumption updates.

Investment Management and Research

(in millions, unless otherwise noted)	3Q18	3Q17
Total AUM (in billions)	$550.4	$534.9
Segment net flows	1,300	4,500
Operating earnings (loss)	96	45

•	AUM increased to $550.4 billion over the last twelve months due to market appreciation of $20.2 billion, partially offset by total net outflows of $4.7 billion.

•	Third quarter net inflows of $1.3 billion were driven by continued strength in retail and institutional active equity flows, partially offset by passive equity and taxable fixed income outflows.

•
Operating earnings increased to $96 million driven by higher average AUM and higher fee rate realization, higher performance-based fees and lower non-comp operating expenses. Results also reflect the Company’s increased ownership in AllianceBernstein (or “AB”)[4] to 65.1% versus 46.7% in the prior year quarter.

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4 Refers to AllianceBernstein L.P. and AllianceBernstein Holding L.P.

Protection Solutions

(in millions)	3Q18	3Q17
Gross written premiums	$737	$736
Annualized premiums	56	55
Operating earnings (loss)	137	(3)

•	Gross written premiums increased slightly year-over-year driven by higher first year premiums.

•	Annualized premiums increased 2% year-over-year mainly due to sales growth from employee benefits products.

•
Operating earnings increased from $(3) million to $137 million year-over-year, driven by higher net investment income and stable operating expenses. Included in these results is a favorable impact of $87 million for the third quarter of 2018 related to the actuarial assumption updates.

Corporate and Other
Operating loss of $(108) million, a decrease of $55 million year-over-year, driven by lower revenues from run-off business and higher interest expense from the issuance of public debt in April.

Capital Management
AXA Equitable Holdings began executing on its capital management program in the third quarter, in-line with the Company’s long-term target of returning 40-60% of Non-GAAP Operating Earnings to shareholders on an annualized basis starting in 2018.

•	In the third quarter, AXA Equitable Holdings returned a total of $130 million to shareholders, including:

◦	$73 million of quarterly cash dividends, reflecting $0.13 per share.

◦	$57 million of open market share repurchases.

•	On November 12, 2018, the Board of Directors also authorized an additional $300 million increase to our share repurchase program, bringing the total authorization to $800 million.

•
The program is funded through a combination of an approved insurance subsidiary dividend and non-regulated cash flows from AB. Through September 30, 2018, $1.3 billion has been upstreamed to AXA Equitable Holdings from the aforementioned sources.

Holding company cash and liquid assets were above our $500 million target as of September 30, 2018.

Earnings Conference Call
AXA Equitable Holdings will host a conference call on Tuesday, November 13, 2018, at 8:00 a.m. ET, to discuss its third quarter 2018 results. The conference call webcast, along with additional earnings materials will be accessible on the Company’s investor relations website at ir.axaequitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software. To join the conference call via telephone, please use one of the following dial-in numbers:

•	Domestic: +1 844-897-7515

•	International: +1 647-689-5390

•	Access code: 6970589
A webcast replay will be made available on the AXA Equitable Holdings Investor Relations website at ir.axaequitableholdings.com.
About AXA Equitable Holdings
AXA Equitable Holdings, Inc. (NYSE: EQH) is one of the leading financial services companies in the U.S. and is comprised of two complementary and well-established principal franchises, AXA Equitable Life Insurance Company and AllianceBernstein. We have been helping clients prepare for their financial future since 1859 and have a combined total of more than 12,100 employees and financial professionals, 5.3 million customer relationships and $668 billion of assets under management (as of 09/30/18).
Contacts:
Investor Relations
Kevin Molloy
+1 212-314-2476

Media Relations
Gina Tyler
+1 212-314-2010

Forward-looking and cautionary statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon AXA Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, indebtedness, elements of our business strategy not being effective in accomplishing our objectives, protection of confidential customer information or proprietary business information, information systems failing or being compromised and strong industry competition; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity and morbidity experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our controlling stockholder, including conflicts of interest, waiver of corporate opportunities and costs associated with separation and rebranding; and (x) risks related to our common stock and offerings, including obligations related to being a public company, remediation of our material weaknesses and potential stock price declines due to future sales of shares by existing stockholders.
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ prospectus dated May 9, 2018, filed on May 11, 2018 with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, including in the section entitled “Risk Factors,” and elsewhere in our Quarterly Report on Form 10-Q. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Use of Non-GAAP financial measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating EPS and Book value per share, excluding AOCI, each of which is a measure that is not determined in accordance with U.S. GAAP. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (other than with respect to equity method investments) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
Non-GAAP Operating Earnings
Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
In the first quarter of 2018, the Company revised its Non-GAAP Operating Earnings definition as it relates to the treatment of certain elements of the profitability of its variable annuity products with indexed-linked features to align to the treatment of its variable annuity products with GMxB features. In addition, adjustments for variable annuity products with index-linked features previously included within Other adjustments in the calculation of Non-GAAP Operating Earnings are now included with the adjustments for variable annuity products with GMxB features in the broader adjustment category, Variable annuity product features. The presentation of Non-GAAP Operating Earnings in prior periods was revised to reflect this change in definition.
Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•
Items related to Variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features, the effect of benefit ratio unlock adjustments and changes in the fair value of the embedded derivatives reflected within Variable annuity products’ net derivative results;

•	Investment (gains) losses, which includes other-than-temporary impairments of securities, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•	Goodwill impairment, which includes a write-down of goodwill in the first quarter of 2017.

•
Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, and separation costs; and

•
Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period, permanent differences due to goodwill impairment, and the Tax Reform Act.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.
We use our prevailing corporate federal income tax rate of 21% in 2018 and 35% in 2017, while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.
The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2018	2017	2018	2017
Net income (loss) attributable to Holdings	$(496)	$10	$(118)	$351
Adjustments related to:
Variable annuity product features	1,403	507	1,829	738
Investment (gains) losses	36	11	(44)	32
Goodwill impairment	—	—	—	369
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	24	34	182	101
Other adjustments	51	56	229	61
Income tax expense (benefit) related to above adjustments	(409)	(35)	(461)	(446)
Non-recurring tax items	84	(183)	45	(92)
Non-GAAP Operating Earnings	$693	$400	$1,662	$1,114

Non-GAAP Operating EPS
Non-GAAP Operating EPS is calculated by dividing Non-GAAP Operating Earnings by ending diluted common shares outstanding. The table below presents a reconciliation of GAAP EPS to Non-GAAP Operating EPS for the three months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2018	2017	2018	2017
Net income (loss) attributable to Holdings	$(0.89)	$0.02	$(0.21)	$0.63
Adjustments related to:
Variable annuity product features	2.50	0.90	3.26	1.32
Investment (gains) losses	0.06	0.02	(0.08)	0.06
Goodwill impairment	—	—	—	0.66
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.04	0.06	0.32	0.18
Other adjustments	0.10	0.10	0.41	0.10
Income tax expense (benefit) related to above adjustments	(0.73)	(0.06)	(0.82)	(0.80)
Non-recurring tax items	0.15	(0.33)	0.08	(0.16)
Non-GAAP Operating Earnings	$1.23	$0.71	$2.96	$1.99

Book Value Per Share, excluding AOCI
We use the term “book value” to refer to Total equity attributable to Holdings. Book Value Per Share, excluding AOCI, is our Total equity attributable to Holdings, excluding AOCI, divided by ending common shares outstanding - diluted.

	September 30, 2018	December 31, 2017
Book value per share	$22.15	$23.92
Per share impact of AOCI	2.85	0.20
Book Value Per Share, excluding AOCI	$25.00	$24.12

Other Operating Measures
We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.
Account Value
Account value generally equals the aggregate policy account value of our retirement products.
Assets Under Management (“AUM”)
AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our general account investment assets portfolio and (iii) the separate account assets of our Individual Retirement, Group Retirement and Protection Solutions businesses. Total AUM reflects exclusions between segments to avoid double counting.
Conditional Tail Expectation (“CTE”) 98
CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 2 percent of scenarios over the life of the contracts.

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Consolidated Statements of Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions)
REVENUES
Policy charges and fee income	$951	$953	$2,881	$2,810
Premiums	269	267	823	825
Net derivative gains (losses)	(2,006)	(316)	(2,288)	232
Net investment income (loss)	681	794	1,868	2,377
Investment gains (losses), net:
Total other-than-temporary impairment losses	(4)	(1)	(4)	(15)
Other investment gains (losses), net	(31)	(11)	49	(17)
Total investment gains (losses), net	(35)	(12)	45	(32)
Investment management and service fees	1,088	1,018	3,218	2,970
Other income	135	102	376	356
Total revenues	$1,083	$2,806	$6,923	$9,538
BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	$318	$1,077	$1,812	$3,900
Interest credited to policyholders’ account balances	278	255	817	743
Compensation and benefits (includes $42, $41, $122 and $123 of deferred policy acquisition costs, respectively)	548	524	1,726	1,609
Commissions and distribution related payments (includes $138, $121, $390 and $391 of deferred policy acquisition costs, respectively)	425	388	1,254	1,183
Interest expense	65	42	171	115
Amortization of deferred policy acquisition costs (net of capitalization of $180, $162, $512 and $514 of deferred policy acquisition costs, respectively)	(363)	23	(338)	(150)
Other operating costs and expenses	430	450	1,349	1,608
Total benefits and other deductions	1,701	2,759	6,791	9,008
Income (loss) from continuing operations, before income taxes	(618)	47	132	530
Income tax (expense) benefit	175	59	23	100
Net income (loss)	(443)	106	155	630
Less: net (income) loss attributable to the noncontrolling interest	(53)	(96)	(273)	(279)
Net income (loss) attributable to Holdings	$(496)	$10	$(118)	$351

Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Earnings per share - Common stock:
Basic	$(0.89)	$0.02	$(0.21)	$0.63
Diluted	$(0.89)	$0.02	$(0.21)	$0.63
Weighted Average Shares:
Weighted average common stock outstanding for basic earnings per common share	560.3	561.0	560.8	561.0
Weighted average common stock outstanding for diluted earnings per common share	560.3	561.0	560.8	561.0

Results of Operations by Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions)
Operating earnings (loss) by segment:
Individual Retirement	$434	$326	$1,207	$844
Group Retirement	134	85	287	193
Investment Management and Research	96	45	274	138
Protection Solutions	137	(3)	160	54
Corporate and Other	(108)	(53)	(266)	(115)
Non-GAAP Operating Earnings	$693	$400	$1,662	$1,114

Select Balance Sheet Statistics

	September 30, 2018	December 31, 2017
	(in millions)
ASSETS
Total investments and cash and cash equivalents	$83,719	$86,596
Separate accounts assets	125,989	124,552
Total assets	234,451	235,615

LIABILITIES
Short-term and Long-term debt	$4,806	$2,408
Future policy benefits and other policyholders’ liabilities	29,504	30,330
Policyholders’ account balances	50,066	47,171
Total liabilities	220,437	218,471

EQUITY
Accumulated other comprehensive income (loss)	(1,595)	(108)
Total equity attributable to Holdings	$12,411	$13,421
Total equity attributable to Holdings excluding Accumulated other comprehensive income (loss)	14,006	13,529

Assets Under Management

	September 30, 2018	December 31, 2017
	(in millions)
Assets under management
AB AUM:	$550,400	$554,485
Exclusion for General Account and Other	(58,339)	(59,669)
Exclusion for Separate Accounts	(33,968)	(33,748)
AB Third Party	$458,093	$461,068
Total Company AUM
AB Third Party	$458,093	$461,068
General Account and Other(1)	83,719	86,596
Separate Accounts(2)	125,989	124,552
Total AUM	$667,801	$672,216

(1)	“General Account and Other Affiliated Accounts” refers to assets held in the general accounts of our insurance companies and other assets on which we bear the investment risk.

(2)	“Separate Accounts” refers to the separate account investment assets of our insurance subsidiaries excluding any assets on which we bear the investment risk.